Exhibit 10.53

AMENDMENT NO. 1
TO THE
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement, dated as of May 1, 1998 (as amended by this Amendment No. 1, the “Securities Purchase Agreement”), is made and entered into as of April 24, 2002 (this “Amendment”), by and among UTCG Holdings LLC, a Delaware limited liability company (“Newco”), IDT Corporation, a Delaware corporation (“IDT”), and Union Telecard Alliance, LLC, a Delaware limited liability company (the “Company”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, Carlos Gomez has heretofore assigned, transferred and conveyed to Newco (all of the interests in which are owned by the Carlos Gomez Family Trust) his 49% membership interest in the Company (the “Gomez Interests”), representing all of Carlos Gomez’s interest in the Company; and

WHEREAS, Newco, IDT and the Company desire to amend and modify certain provisions of the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Representations by Newco. Newco represents, warrants, agrees and acknowledges that, as of the date hereof, (i) it has been duly authorized to execute and deliver this Amendment and to perform its obligations hereunder, (ii) the execution and delivery of this Amendment and the performance of its obligations under the Securities Purchase Agreement will not result in a breach or violation of, a default under, or conflict with (A) its certificate of formation or its limited liability company agreement or (B) any existing agreement to which it or any of its properties or assets is subject, (iii) this Amendment has been duly authorized, executed and delivered by, and is a binding agreement on the part of, Newco enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (iv) all authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any court, administrative agency or commission or other federal, state or local governmental authority and agencies, departments or subdivisions thereof or any self-regulatory authority required to be obtained or made by or on behalf of Newco in connection with the execution of this Amendment or the performance of its obligations under the Securities Purchase Agreement, have been duly obtained or made and are in full force and effect.

2. Amendment. Effective immediately upon the execution and delivery of this Amendment, the Securities Purchase Agreement shall be amended as follows:

a. Unless otherwise provided herein, the term “Seller” as it appears in the Securities Purchase Agreement shall mean Carlos Gomez with respect to all periods before the execution and delivery of this Amendment and shall mean Newco with respect to all periods from and after the execution and delivery of this Amendment

b. Section 3(a) of the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(a) Reserved.”

c. Sections 6(a), (b) and (c) of the Securities Purchase Agreement shall be deleted in their entirety and replaced with the following:

“(a) Reserved.”

“(b) Reserved.”

“(c) Reserved.”

d. Section 6(d) of the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Each of Buyer and Seller acknowledges and agrees that all right, title and interest in and to the customer lists and customer information complied by Carlos Gomez or on his behalf, including customer lists and customer information complied by Carlos Gomez or on his behalf prior to May 1, 1998, shall constitute the property and assets of the Company.”

e. Section 6(e) of the Securities Purchase Agreement shall be deleted in its entirety.

f. Sections 8(a)(1)(i) and (ii) shall be deleted in their entirety and replaced with the following:

“(i) Reserved.”

“(ii) Reserved.”

g. Section 8(a)(1)(ix) shall be added to the Securities Purchase Agreement, as follows:

“In the event that there is any transfer of membership interests by UTCG Holdings LLC, a Delaware limited liability company (“Newco”), in contravention of this Agreement; provided, however, that Newco shall be permitted to pledge its membership interests in the Company to secure its obligations pursuant to a promissory note to be issued by Newco in connection with the assignment, transfer and conveyance of membership interests of the Company to Newco.”

h. The proviso in the first sentence of Section 8(c) of the Securities Purchase Agreement beginning with the words “provided, however” shall be deleted in its entirety.

i. Section 8(e) shall be added to the Securities Purchase Agreement, as follows:

“In the event Seller is charged with a felony, Buyer shall have, in addition to any other remedies it may be entitled to, the option to cause Seller to transfer its Interests in the Company to another person or entity that has not previously been charged with a felony and otherwise reasonably acceptable to Buyer. In the event Seller does not transfer its Interests within 30 days after being notified by Buyer that Buyer elects to exercise such option, Buyer shall have the option to cause Seller to sell its Interests in the Company to Buyer for an amount equal to the fair market value of such Interests, as determined in accordance with Section 8(c) above.”

j. Section 10.3 of the Securities Purchase Agreement shall be amended to replace the notice information of Seller with the following notice information of Newco, as substitute Seller:

UTCG Holdings LLC
c/o Kent, Beatty & Gordon, LLP
425 Park Avenue
New York, NY 10022
Tel: (212) 421-4300
Fax: (212) 421-4303
Attn: Harry C. Beatty, Esq.

k. The following sentences shall be added at the end of Section 10.5 of the Securities Purchase Agreement:

“Except as permitted pursuant to Sections 7 and 10.5, any attempted or purported assignment without the prior written consent of the other parties to this Agreement shall be null and void. For the avoidance of doubt, it is expressly agreed that no party to this Agreement may assign, transfer or convey to any other entity or person (including a Permitted Transferee) its Interests in the Company unless such a person or entity agrees in writing, in a form reasonably satisfactory to the other parties to this Agreement, to accept and assume all of the rights and obligations of the transferor and to be substituted for such party as a party to this Agreement.”

l. Section 10.9 of the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Arbitration. All disputes, controversies or differences which may in any way arise between the parties from or connected with this Agreement,

including the interpretation, performance or nonperformance hereof, shall be submitted to and finally determined in New York City, New York, by arbitration by three arbitrators (the “Arbitrators”) from the American Arbitration Association (“AAA”), such Arbitrators to be chosen from an AAA-approved list of arbitrators who are residents of the United States. Buyer and Seller shall each select one Arbitrator and shall mutually agree upon the selection of the third Arbitrator. If the parties are not able to agree upon the third Arbitrator, then the Arbitrators selected by the parties shall select the third Arbitrator. The fees and expenses of said Arbitrators shall be shared equally by the parties.

The parties intend and hereby manifest that the decision of the Arbitrators shall be according to the provisions of this Agreement, or according to the laws of the State of New York in matters, if any, not covered by this Agreement. Such decision shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction.

Each of the parties acknowledges that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms. Accordingly, each of the parties agrees that the other party hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such party may be entitled at law or in equity.

For the purposes of any proceedings arising out of this Agreement, including proceedings incidental to or in aid of this Agreement to arbitrate, each party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and for purposes of any proceedings to seek to enforce an arbitration award. Seller hereby designates, appoints and empowers Kent, Beatty & Gordon, LLP, 425 Park Avenue, New York, New York, 10022, USA, telephone (212) 421-4300, facsimile (212) 421-4303, Attention: Harry C. Beatty, Esq., and the Company and IDT hereby designate, appoint, and empower McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, telephone (212) 547 5400, facsimile (212) 547-5444, Attention: Mark Selinger, Esq., as their authorized agent to receive for and on their behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

If any of the parties, notwithstanding the foregoing, should attempt either to resolve any dispute arising in connection with this Agreement in a court of law or equity or to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity, and such dispute is ultimately determined to be arbitrable by such court of law or equity, the Arbitrator shall include in his award an amount for the other party equal to all of the other party’s costs including attorney’s fees, incurred in connection with such arbitrability determination.”

3. Securities Purchase Agreement. In all other respects, the Securities Purchase Agreement remains in full force and effect.

4. Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Amendment.

5. Counterparts. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute a single agreement.

6. Governing Law. This Amendment shall be governed by and be construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.

7. Publicity. Newco agrees that, without IDT’s prior written consent, it will not, and will not cause or permit any person or entity on its behalf or at its direction to, issue any press release or make any other public statements, filings or disclosure with respect to matters contemplated in this Amendment and in the Securities Purchase Agreement, except as and to the extent may be required by any applicable law or court process.

[Signatures on the next page.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

UNION TELECARD ALLIANCE, LLC

By:	IDT Corporation, as Member
Name:
Title:

IDT CORPORATION

By:
Name:
Title:

UTCG HOLDINGS LLC

By:	The Carlos Gomez Family Trust, as Member
By: Antonio Jose Gomez Trustee
Acknowledged by:

Carlos Gomez